UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 18, 2005

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

333-42427	J. CREW GROUP, INC. (Incorporated in New York) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-2894486

333-107211	J. CREW INTERMEDIATE LLC (Formed in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	N/A

333-42423	J. CREW OPERATING CORP. (Incorporated in Delaware) 770 Broadway New York, New York 10003 Telephone: (212) 209-2500	22-3540930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements.

On March 18, 2005, J. Crew Operating Corp. (“Operating”), as issuer, and J. Crew Intermediate LLC (“Intermediate”) and certain subsidiaries of Operating, as guarantors, entered into an Indenture (the “Indenture”) with U.S. Bank National Association (“USBNA”), as trustee.  The Indenture was executed pursuant to the Senior Subordinated Loan Agreement, dated as of November 21, 2004 (the “Loan Agreement”).  Under the Loan Agreement, $275,000,000 in term loans (the “Term Loans”) were borrowed by Operating.  In accordance with the Loan Agreement, the Term Loans have been converted into new 9¾% Senior Subordinated Notes due 2014 (the “Notes”) issued under the Indenture.  A copy of the Indenture is attached as Exhibit 4.1 hereto.

Interest will be paid on the Notes on June 23 and December 23, commencing on June 23, 2005.  The Notes, which mature on December 23, 2014, are guaranteed by Intermediate and certain subsidiaries of Operating.  The Notes are secured by assets of Operating and Intermediate and certain subsidiaries of Operating, as detailed in a Security Agreement by and among Operating, Intermediate and certain subsidiaries of Operating, as grantors, and USBNA, as collateral agent, dated as of November 21, 2004.  The security interest granted under the Security Agreement is junior in priority to that securing certain first-lien obligations, including the obligations under the Amended and Restated Loan Agreement, dated as of December 23, 2004, among J. Crew Group, Inc. (“Parent”), Intermediate, Operating and certain of their subsidiaries and Wachovia Capital Markets LLC, as sole lead arranger and sole lead bookrunner, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Congress Financial Corporation, as collateral agent and certain additional financial institutions as lenders.

The Notes were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and may not be resold without registration under the Act or except pursuant to an exemption from the registration requirements thereof and in accordance with the transfer restrictions contained in the Indenture.

In addition, the Company’s Board of Directors approved the following annual fees and equity compensation payable in 2005 to each Director who is neither an employee of the Company nor an employee or representative of Texas Pacific Group (“Eligible Director”): (1) cash retainer of $30,000 and (2) grant of a non-qualified stock option (“Option”) to purchase 10,000 shares of the Company’s common stock under the Company’s 2003 Equity Incentive Plan (“2003 Plan”).   The stock option will vest in equal installments over two years.  In addition, the Chairman of the Audit Committee will receive additional cash compensation of $10,000 for his services on such Committee.

The Company’s Board of Directors also approved the following annual fees and equity compensation payable for services rendered in 2004 to each Eligible Director: (1) 5,000 shares of restricted common stock under the Corporation’s 2003 Equity Incentive Plan and (2) grant of a stock option to purchase 10,000 shares of the Company’s common stock under the 2003 Plan. The restricted stock awards have a value based on the fair market value of the Company’s common stock on the effective grant date and vest immediately.  The stock option will vest in equal installments over two years.  In lieu of receiving such stock option, an Eligible Director may elect to have the Company make a one-time charitable contribution on his or her behalf in an amount up to $50,000.

In addition, see discussion under Item 5.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion under Item 1.01.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In light of the recent letter from the Chief Accountant of the SEC clarifying his views as to appropriate accounting for operating leases, and after discussions with its independent registered public accounting firm, KPMG LLP, the Company has re-evaluated its lease accounting practices. The Company will correct the way it accounts for operating leases, specifically rent holidays and construction allowances.

Management and the Audit Committee of the Company’s Board of Directors concluded on March 22, 2005 that the Company’s previously reported financial results will be restated to correct its accounting for leases.  Accordingly, such previously filed statements should no longer be relied upon.  Management and the Audit Committee discussed these matters with KPMG LLP.

The Company will correct its previously reported financial results to reflect the recognition of rent expense for its leases and the amortization of construction allowances on a straight-line basis over a term that includes the store build-out period.  Historically, the Company has recognized straight-line rent expense for leases beginning on the store opening date.  The resulting restatement will be recorded as an adjustment to rent expense in the Company’s Consolidated Statements of Operations and deferred rent credit in the Consolidated Balance Sheets.  In addition, the Company will correct its previously reported Consolidated Statements of Cash Flows to report construction allowances as an operating activity, rather than as a reduction of capital expenditures within investing activities.

The effects of the restatement adjustments have not yet been finalized and accordingly are not reflected herein.  The Company intends to file its restated financial statements in its Form 10-K for the fiscal year ended January 29, 2005.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 18, 2005, Neco Can confirmed his acceptance of the Company’s offer of employment to become Chief Information Officer of the Company, effective as of April 4, 2005.  Mr. Can, age 44, previously served as Senior Director, IT Application Development at Abercrombie & Fitch Co. since 2003.  Prior thereto, he served in various information technology related positions at Gap, Inc. for more than four years.  Prior to accepting the offer, Mr. Can had no business relationship with the Company or its subsidiaries.

Mr. Can will receive an annual base salary of $300,000 and a sign-on bonus of $75,000, a pro-rated portion of which is repayable if he voluntarily terminates his employment for any reason within one year after his start date.  Mr. Can will also receive an annual bonus in an amount between 0 – 100% of his annual base salary under the Company’s bonus plan, with a target payout level of 25% of his base salary.  Any bonus that he receives for fiscal year 2005 will be pro-rated based on his start date.  As soon as practicable after his start date, Mr. Can will also be granted non-qualified stock options under the Company’s 2003 Equity Incentive Plan covering 15,000 shares of the Company’s common stock, which will become exercisable in four equal installments on the first, second, third and fourth anniversaries of the grant date.  He will also receive a temporary housing allowance of up to $45,000 and reimbursement for reasonable commuting expenses from Ohio to New York for up to eighteen months following his start date, and relocation benefits in the event that he relocates his residence to the New York area.  A copy of the offer letter summarizing Mr. Can’s compensatory arrangements is filed herewith as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits (all Exhibits are filed electronically)

4.1                                 Indenture, dated as of March 18, 2005, among J. Crew Operating Corp., as issuer, J. Crew Intermediate LLC and certain subsidiaries of J. Crew Operating Corp., as guarantors, and U.S. Bank National Association, as trustee.

10.1                           Letter providing terms of offer of employment, executed by the Company on March 14, 2005, and confirmed by Neco Can on March 18, 2005.

The information in this Current Report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Act, or the Exchange Act, except as expressly stated by specific reference in such filing.

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the current expectations or beliefs of the Company concerning future events and actual results of operations may differ materially from historical results or current expectations.  Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, the performance of the Company’s products within the prevailing retail environment, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K.  The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.
J. CREW OPERATING CORP.
J. CREW INTERMEDIATE LLC

	By:	/s/ Amanda J. Bokman
		Name:	Amanda J. Bokman
		Title:	Executive Vice-President
and Chief Financial Officer

Date: March 23, 2005